NSAR SUB-ITEM 77Q-1
Exhibit (a)

1940 Act File No. 811-6038
U.S. SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, DC 20549
________________
FORM N-2
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF
1940
AMENDMENT NO. 6
THE EMERGING GERMANY FUND, INC.
(Exact Name of Registrant as
Specified in Charter)
Four Embarcadero Center, San
Francisco, California
94111-4189
(Address of Principal Executive
Offices)
(415) 954-5400
(Registrant's Telephone Number,
including Area Code)
Robert J. Goldstein
The Emerging Germany Fund, Inc.
Four Embarcadero Center San
Francisco, California
94111-4189
(Name and Address of Agent for
Service)
PART C
ITEM 24. FINANCIAL STATEMENTS AND
EXHIBITS
New Section 14 of Article II of the
Registrant's
Bylaws and restated
Section 2 of Article II of
Registrant's Bylaws, each
as adopted on April 6,
1998, by the Registrant's Board of
Directors, are
filed herewith as Exhibit 2.b.

SIGNATURES

Pursuant to the requirements of the
Investment
Company Act of 1940, the Registrant
has duly caused
this amendment to its registration
statement to be
signed on its behalf by the
undersigned, thereunto
duly authorized, in the City
of San Francisco and State of
California, on the 17th
day of April, 1998.

THE EMERGING
GERMANY FUND, INC.

By /s/
ROBERT J.
GOLDSTEIN
   					   ---
------
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Robert J. Goldstein Secretary



EXHIBIT INDEX

Exhibit No.
	Description

2.b.
	Sections 2 and 14 of
Article II of
the Registrant's Bylaws


Exhibit 2.b.

Section 2. Annual Meeting.

An annual meeting of the
stockholders shall be
held at such time and
date as shall be designated by the
board of directors
for the election of
directors and the transaction of
such other business
as may properly come before
the meeting. Any business of the
Corporation may be
transacted at the annual
meeting without being specifically
designated in the
notice except as otherwise provided
by statute, by the
Articles of Incorporation or by
these Bylaws.

Section 14. Advance Notice of
Stockholder
Nominees for Director and Other
Stockholder Proposals.

(a) The matters to be considered and
brought
before any annual or special meeting
of stockholders
of the Corporation shall be limited
to only such
matters, including the nomination
and election of
directors, as shall be brought
properly before such
meeting in compliance with the
procedures set forth in
this Section 14.

(b) For any matter to be properly
before any
annual meeting of stockholders, the
matter must be (i)
specified in the notice of annual
meeting given by or
at the direction of the Board of
Directors, (ii)
otherwise brought before the annual
meeting by or at
the direction of the Board of
Directors or(iii)
brought before the annual meeting in
the manner
specified in this Section 14(b) by a
stockholder of
record or a stockholder (a "Nominee
Holder") that
holds voting securities entitled to
vote at meetings
of stockholders through a nominee or
"street name"
holder of record and can demonstrate
to the
Corporation such indirect ownership
and such Nominee
Holder's entitlement to vote such
securities. In
addition to any other requirements
under applicable
law and the Articles of
Incorporation and Bylaws of
the Corporation, persons nominated
by stockholders for
election as directors of the
Corporation and any other
proposals by stockholders shall be
properly brought
before the meeting only if notice of
any such matter
to be presented by a stockholder at
such meeting of
stockholders (the "Stockholder
Notice") shall be
delivered to the Secretary of the
Corporation at the
principal executive office of the
Corporation not less
than 60 nor more than 90 days prior
to the first
anniversary date of the annual
meeting for the
preceding year; provided, however,
if and only if the
annual meeting is not scheduled to
be held within a
period that commences 30 days before
such anniversary
date and ends 30 days after such
anniversary date (an
annual meeting date outside such
period being referred
to herein as an "Other Annual
Meeting Date"), such
Stockholder Notice shall be given in
the manner
provided herein by the later of the
close of business
on (i) the date 60 days prior to
such Other Annual
Meeting Date or (ii) the 10th day
following the date
such Other Annual Meeting Date is
first publicly
announced or disclosed; provided
further, however,
that with respect to stockholder
proposals to be
brought before the 1998 annual
meeting, such
Stockholder Notice shall be given no
later than 14
days before the date of the 1998
annual meeting. Any
stockholder desiring to nominate any
person or persons
(as the case may be) for election as
a director or
directors of the Corporation shall
deliver, as part of
such Stockholder Notice: (i) a
statement in writing
setting forth (A) the name of the
person or persons to
be nominated, (B) the number and
class of all shares
of each class of stock of the
Corporation owned of
record and beneficially by each such
person, as
reported to such stockholder by such
nominee(s), (C)
the information regarding each such
person required by
paragraphs (a), (e) and (f) of Item
401 of Regulation
S-K or paragraph (b) of Item 22 of
Rule 214a-101 under
the Securities Exchange Act of 1934,
as amended (the
"Exchange Act"), adopted by the
Securities and
Exchange Commission (or the
corresponding provisions
of any regulation or rule
subsequently adopted by the
Securities and Exchange Commission
applicable to the
Corporation), (D) whether such
stockholder believes
any nominee will be an "interested
person" of the
Corporation (as defined in the
Investment Company Act
of 1940, as amended) and, if not an
"interested
person," information regarding each
nominee that will
be sufficient for the Corporation to
make such
determination, and (E) the number
and class of all
shares of each class of stock of the
Corporation owned
of record and beneficially by such
stockholder; (ii)
each such person's signed consent to
serve as a
director of the Corporation if
elected; (iii) such
stockholder's name and address; and,
(iv) in the case
of a Nominee Holder, evidence
establishing such
Nominee Holder's indirect ownership
of, and
entitlement to vote, securities at
the meeting of
stockholders. Any stockholder who
gives a Stockholder
Notice of any matter proposed to be
brought before the
meeting (not involving nominees for
director) shall
deliver, as part of such Stockholder
Notice, the text
of the proposal to be presented, a
brief written
statement of the reasons why such
stockholder favors
the proposal, such stockholder's
name and address, the
number and class of all shares of
each class of stock
of the Corporation owned of record
and beneficially by
such stockholder, any material
interest of such
stockholder in the matter proposed
(other than as a
stockholder) and, in the case of a
Nominee Holder,
evidence establishing such Nominee
Holder's indirect
ownership of, and entitlement to
vote, securities at
the meeting of stockholders. As used
herein, shares
"beneficially owned" shall mean all
shares which such
person is deemed to beneficially own
pursuant to Rules
13d-3 and 13d-5 under the Exchange
Act.

Notwithstanding anything in this
Section 14(b)
to the contrary, in the event that
the number of
directors to be elected to the Board
of Directors of
the Corporation at a meeting of
stockholders is
increased and either all of the
nominees for director
or the size of the increased Board
of Directors are
not publicly announced or disclosed
by the Corporation
at least 70 days prior to the first
anniversary of the
preceding year's annual meeting, a
Stockholder Notice
shall also be considered timely
hereunder, but only
with respect to nominees for any new
positions created
by such increase, if it shall be
delivered to the
Secretary of the Corporation at the
principal
executive office of the Corporation
not later than the
close of business on the 10th day
following the first
date all of such nominees or the
size of the increased
Board of Directors shall have been
publicly announced
or disclosed.

(c) Only such matters shall be
properly
brought before a special meeting of
stockholders as
shall have been brought before the
meeting pursuant to
the Corporation's notice of meeting.
In the event the
Corporation calls a special meeting
of stockholders
for the purpose of electing one or
more directors to
the Board of Directors, any
stockholder may nominate a
person or persons (as the case may
be), for election
to such position(s) as specified in
the Corporation's
notice of meeting, if the
Stockholder Notice required
by Section 14(b) hereof shall be
delivered to the
Secretary of the Corporation at the
principal
executive office of the Corporation
not later than the
close of business on the 10th day
following the day on
which the date of the special
meeting and of the
nominees proposed by the Board of
Directors to be
elected as such meeting is publicly
announced or
disclosed.

(d) For purposes of this Section 14,
a matter
shall be deemed to have been
"publicly announced or
disclosed" if such matter is
disclosed in a press
release reported by the Dow Jones 4
News Service,
Associated Press or comparable
national news service
or in a document publicly filed by
the Corporation
with the Securities and Exchange
Commission.

(e) In no event shall the
adjournment of an
annual meeting, or any announcement
thereof, commence
a new period for the giving of
notice as provided in
this Section 14. This Section 14
shall not apply to
stockholder proposals made pursuant
to Rule 14a-8
under the Exchange Act.

(f) The person presiding at any
meeting of
stockholders, in addition to making
any other
determinations that may be
appropriate to the conduct
of the meeting, shall have the power
and duty to
determine whether notice of nominees
and other matters
proposed to be brought before a
meeting has been duly
given in the manner provided in this
Section 14 and,
if not so given, shall direct and
declare at the
meeting that such nominees and other
matters shall not
be considered.



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